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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Progenitor, Inc. on Form S-1 (File No. 333-05369) of our report dated December 4, 1997, on our audits of the financial statements of Progenitor, Inc. as of September 30, 1997 and 1996 and for the years ended September 30, 1997, 1996 and 1995 and for the period from May 8, 1992 (date of inception) to September 30, 1997, which report is included in this Annual Report on Form 10-K.


                                                 COOPERS & LYBRAND L.L.P.

Columbus, Ohio
December 23, 1997